NEWS RELEASE - JANUARY 31, 1995                        "Exhibit 99.1"
KANSAS CITY SOUTHERN INDUSTRIES, INC. CLOSES SALE
OF INVESTORS FIDUCIARY TRUST COMPANY


Kansas City Southern Industries, Inc. announced today that its subsidiary, DST Systems, Inc. ("DST"), has completed the previously announced sale of its 50% interest in Investors Fiduciary Trust Company to State Street Boston Corporation.

Investors Fiduciary Trust Company, a provider of portfolio accounting, custody and transfer agency services to the mutual fund industry was owned equally by DST and Kemper Financial Services, Inc. which also sold its interest.

DST received in the transaction 2,986,111 shares of State Street's common stock.

KCSI is a holding company engaged through its subsidiaries in rail transportation, asset management and information processing.